SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             theglobe.com, inc.
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which  transaction  applies:
          N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing Party: N/A

     (4)  Date Filed: N/A

                      [OBJECT OMITTED OF THEGLOBE.COM]

                             theglobe.com, inc.
                          120 Broadway, 22nd floor
                          New York, New York 10271

                                                             April 28, 2000

Dear Stockholder:

     We invite you to attend our Annual Meeting of Stockholders on Tuesday, June 6, 2000, 8:30 a.m., at the New York Hotel Pennsylvania, 401 7th Avenue, New York, New York 10001.

     This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. In addition to specific agenda items, we will discuss generally the operations of theglobe. We welcome your comments, and hope you will join us.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting of Stockholders. The Board of Directors recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the Annual Meeting of Stockholders.

     PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

     Thank you.

                                          Sincerely,





                                          /s/ Todd V. Krizelman
                                          Todd V. Krizelman
                                          Co-Chief Executive Officer




                                          /s/ Stephan J. Paternot
                                          Stephan J. Paternot
                                          Co-Chief Executive Officer

                      [OBJECT OMITTED OF THEGLOBE.COM]

                             theglobe.com, inc.
                          120 Broadway, 22nd floor
                          New York, New York 10271

                     ----------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held June 6, 2000

     theglobe.com, inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Tuesday, June 6, 2000 at 8:30 a.m., at the New York Hotel Pennsylvania, 401 7th Avenue, New York, New York 10001, for the following purposes:

     1.   To elect the Board of Directors for the coming year;

     2.   To approve theglobe.com, inc.'s 2000 Stock Option Plan; and

     3. To transact any other business that may properly come before the Annual Meeting of Stockholders.

     If you own shares of theglobe.com as of the close of business on April 25, 2000, you can vote those shares by proxy or at the Annual Meeting of Stockholders.

New York, New York
April 28, 2000



                                         By Order of the Board of Directors




                                         /s/ Francis T. Joyce
                                         Francis T. Joyce
                                         Vice President, Chief Financial
                                         Officer, Treasurer & Assistant
                                         Secretary

                    ------------------------------------

     IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND  THE  MEETING,  PLEASE
COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NECESSARY IF YOU MAIL IT IN THE UNITED STATES.

                             TABLE OF CONTENTS




                                                                     PAGE

Voting Rights and Solicitation of Proxies.........................    1

I.   Election of Directors........................................    2
     Nominees for Directors.......................................    2
     Board Meetings and Committees of the Board...................    4
     Director Compensation........................................    4
     Indemnification..............................................    5
     Other Executive Officers.....................................    5

II.  Approval of the 2000 Stock Option Plan.......................    6
     Purpose......................................................    6
     General/Number of Shares Available...........................    6
     Description of the 2000 Stock Option Plan....................    7
     Awards Under the 2000 Stock Option Plan......................    9
     Certain Tax Information......................................    9

Security Ownership and Certain Beneficial Owners and Management...    11
Executive Compensation............................................    13
     Summary Compensation Table...................................    13
     Aggregated Option Exercises in the Last Fiscal Year and the
     1999 Year End Option Values..................................    14
     Option Grants in 1999........................................    14
     Employment Agreements........................................    15
     Compensation Committee Interlocks and Insider Participation..    17
     Certain Relationships and Related Transactions...............    17
     Compliance with Section 16(a) of the Exchange Act............    18

Report of the Compensation Committee of the Board of Directors....    19
     Compliance with Internal Revenue Code Section 162(m).........    19

Performance Graph.................................................    20
Stockholder Proposals for the 2001 Annual Meeting.................    21
Other Business....................................................    21
Exhibit A: 2000 Stock Option Plan.................................    22

                             THEGLOBE.COM, INC.

                              PROXY STATEMENT
             IN CONNECTION WITH ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JUNE 6, 2000.


     The Board of Directors of theglobe.com, inc. ("theglobe", "we" or "us") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 6, 2000 and at any adjournment or postponement.

     This proxy statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about May 5, 2000. theglobe's principal executive offices are located at 120 Broadway, 22nd floor, New York, New York 10271, telephone number (212) 894-3600.

                 VOTING RIGHTS AND SOLICITATION OF PROXIES

PURPOSE OF THE ANNUAL MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this proxy statement.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on April 25, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 30,504,356 shares of common stock were issued and outstanding. The closing price of our common stock on the Nasdaq National Market on the Record Date was $3.25 per share.

REVOCABILITY AND VOTING OF PROXIES

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     . by writing a letter delivered to Francis T. Joyce, Assistant Secretary of theglobe, stating that the proxy is revoked;

     .    by submitting another proxy with a later date; or

     .    by attending the Annual Meeting and voting in person.

     Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Shares of common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked.

     Unless we receive specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of theglobe's nominees as a director; (ii) FOR approval of theglobe's 2000 Stock Option Plan (the "2000 Plan") and (iii) with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders. theglobe does not presently anticipate any other business will be presented for vote at the Annual Meeting.

LIST OF STOCKHOLDERS

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting during regular business hours at our offices at 120 Broadway, 22nd floor, New York, New York, by contacting Francis T. Joyce, Assistant Secretary of theglobe.

VOTING AT THE ANNUAL MEETING

     Each share of common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors and approval of the 2000 Plan. Cumulative voting by stockholders is not permitted.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purpose of the election of Directors.

     The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two (approval of theglobe's 2000 Plan). Abstentions will have the same effect as a vote cast "against" such proposal, whereas broker non-votes are not considered to have been voted on such proposal.

SOLICITATION

     We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation.

---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               PROPOSAL NO. 1
                           ELECTION OF DIRECTORS
---------------------------------------------------------------------------
---------------------------------------------------------------------------

NOMINEES FOR DIRECTORS

The Board of Directors proposes the following eight nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting, or until their successors are elected and qualified.


                                                                 DIRECTOR
   NAME                       AGE      POSITION                   SINCE
   ------------------------   ---      --------                  --------

   Michael S. Egan.........   60       Chairman                    1997

   Todd V. Krizelman.......   26       Co-Chief Executive          1995
                                       Officer and Director

   Stephan J. Paternot.....   26       Co-Chief Executive          1995
                                       Officer, Secretary
                                       and Director

   Edward A. Cespedes         34       Director                    1997

   Rosalie V. Arthur.......   41       Director                    1997

   Henry C. Duques.........   57       Director                    1998

   Robert M. Halperin......   71       Director                    1995

   H. Wayne Huizenga.......   62       Director                    1998

MICHAEL S. EGAN. Mr. Egan has served as our Chairman since August 1997. Mr. Egan serves as the Chairman of our Board of Directors and as an executive officer with primary responsibility for day-to-day strategic planning and financing arrangements. Mr. Egan has been the controlling investor of Dancing Bear Investments, Inc., a privately held investment company, since 1996. Dancing Bear Investments holds a substantial equity interest in us. From 1986 to 1996, he was the majority owner and Chairman of Alamo Rent-A-Car, Inc., now a subsidiary of AutoNation, Inc. Mr. Egan began his career with Alamo in 1976 and held various management and ownership positions during this period until he bought a controlling interest in 1986. Mr. Egan is also Chairman and Chief Executive Officer of Certified Vacations, a wholesale tour operator. Mr. Egan is a director of Florida Panthers Holdings, Inc. Mr. Egan began in the car rental business with Olins Rent-A-Car, where he held various positions, including President. Before acquiring Alamo, Mr. Egan held various administrative positions at Yale University and administrative and teaching positions at the University of Massachusetts at Amherst. Mr. Egan is a graduate of Cornell University, where he received a Bachelor's degree in Hotel Administration.

TODD V. KRIZELMAN. Mr. Krizelman co-founded us in the fall of 1994. He is our Co-Chief Executive Officer and has served in various capacities with us since our founding. Mr. Krizelman graduated from Cornell University in 1996, where he received a Bachelor's degree in Biology.

STEPHAN J. PATERNOT. Mr. Paternot co-founded us in the fall of 1994. He is our Co-Chief Executive Officer and Secretary and has served in various capacities with us since our founding. Mr. Paternot graduated from Cornell University in 1996, where he received Bachelor's degrees in Business and Computer Science.

EDWARD A. CESPEDES. Mr. Cespedes has served as one of our directors since August 1997 and served as our Vice President of Corporate Development from July 1998 through April 2000. Mr. Cespedes is the Vice Chairman and
Managing Director of Prime Ventures LLC, where he is responsible for sourcing, structuring and executing investments on behalf of Prime Ventures LLC and its partner companies. From 1996 to 2000, Mr. Cespedes was the Managing Director of Dancing Bear Investments, Inc. In 1996, Mr. Cespedes served as Director of Corporate Finance for Alamo Rent-A-Car. From 1988 to 1996, Mr. Cespedes worked in the Investment Banking Division of JP Morgan & Company, where he most recently focused on mergers and acquisitions. Mr. Cespedes received a Bachelor's degree in International Relations from Columbia University.

ROSALIE V. ARTHUR. Ms. Arthur has served as one of our directors since August 1997. Ms. Arthur is a Senior Managing Director and Vice President of Mergers and Acquisitions of Dancing Bear Investments. She currently serves on the Board of Directors of Dancing Bear Investments and several companies affiliated with Michael Egan. She also served on the Board of Directors of Alamo and affiliated entities and Nantucket Nectars. Before joining Dancing Bear Investments, she served as Chief of Staff and Financial Counselor to the Chairman of Alamo from 1986 to 1996, when the company was sold. Ms. Arthur was the Manager of Financial Reporting at Sensormatic Electronics Corporation from 1984 to 1986 and worked in the audit department of KPMG LLP from 1980 to 1984. Ms. Arthur received a Bachelor of Science in Accounting from the University of South Florida. She is a Certified Public Accountant.

HENRY C. DUQUES. Mr. Duques has served as one of our directors since September 1998. Mr. Duques is Chairman and Chief Executive Officer of First Data Corporation, a position he has held since April 1989. From September 1987 to 1989, he served as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc., the predecessor to First Data Corporation. He was Group President of Financial Services and a member of the board of directors of Automatic Data Processing, Inc. from 1984 to 1987. Mr. Duques is currently a director of Unisys Corporation. Mr. Duques holds a Bachelor of Business Administration in Accounting and an MBA in Accounting and Finance from George Washington University.

ROBERT M. HALPERIN. Mr. Halperin has served as one of our directors since 1995. Mr. Halperin has acted as an advisor to Greylock Management, a venture capital firm, for the past five years. He is a member of the board of directors of Avid Technology, Inc. In addition, Mr. Halperin serves on the Board of Directors of the Associates of Harvard Business School and the Harvard Business School Publishing Co. He serves as Vice Chairman of the Board of Hospitals and Clinics and also is a Life Trustee of the University of Chicago. He is the former Vice Chairman of Raychem Corporation's Board of Directors and also served as its President and Chief Operating Officer. Mr. Halperin joined Raychem Corporation in 1957. Mr. Halperin received a Master of Business Administration degree from Harvard Business School, and he earned a Bachelor of Philosophy degree from the University of Chicago and a Bachelor of Mechanical Engineering degree from Cornell University.

H. WAYNE HUIZENGA. Mr. Huizenga has served as one of our directors since July 1998. Mr. Huizenga has served as the Chairman of the Board of AutoNation since August 1995, as its Co-Chief Executive Officer since October 1996 and as its Chief Executive Officer from August 1995 until October 1996. Mr. Huizenga also serves as the Chairman of the Board and Chief Executive Officer of Republic Services, Inc., as the Chairman of the Board of Florida Panthers Holdings, Inc., as the Chairman of the Board of Extended Stay America, Inc. and a director of NationsRent, Inc. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc., and as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc. and served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns or controls the Miami Dolphins professional sports franchise and Pro Player Stadium, located in South Florida.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met 11 times in 1999. No incumbent director attended less than 75% of the total number of all meetings of the Board and any committees of the Board on which he or she served, if any, during 1999.

     The functions and responsibilities of the standing committees of the Board of Directors are described below.

     Audit Committee. The Audit Committee, which was formed in July 1998, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our auditors and our accounting practices and internal controls. The current members of the Audit Committee are Mr. Halperin and Ms. Arthur, both of whom are non-employee directors. The Audit Committee held two meetings in 1999, one of which was with respect to fiscal year 1998.

     Compensation Committee. The Compensation Committee, which met seven times in 1999 and one time in 2000 with respect to fiscal year 1999, establishes salaries, incentives and other forms of compensation for officers and other employees of theglobe. A subcommittee of the Compensation Committee consisting of Messrs. Halperin and Duques has been delegated authority to approve option grants under all of our outstanding stock based incentive plans. The current members of the Compensation Committee are Messrs. Halperin and Duques and Ms. Arthur.

     Nominating Committee. The Nominating Committee, which was formed in July 1998, makes recommendations to the Board for director nominees. The current members of the Nominating Committee are Messrs. Egan, Krizelman and Paternot. The Nominating Committee did not meet in fiscal year 1999.

DIRECTOR COMPENSATION

     Directors who are also our employees receive no compensation for serving on our Board or committees. We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive automatic stock option grants under our 1998 Stock Option Plan, as amended and restated.

     Each director who becomes an eligible non-employee director for the first time receives an initial grant of options to acquire 25,000 shares of our common stock. In addition, each eligible non-employee director will receive an annual grant of options to acquire 7,500 shares of our common stock on the first business day following each annual meeting of stockholders that occurs while the 1998 Stock Option Plan is in effect. These stock options will be granted with per share exercise prices equal to the fair market value of our common stock as of the date of grant. If the 2000 Plan is approved by our stockholders, at the time when no further shares of common stock are available for grant under the 1998 Stock Option Plan, these options will be granted under the 2000 Plan.

INDEMNIFICATION

     The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers for certain liabilities. We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-Laws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

     At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of theglobe in which indemnification would be required or permitted, and we are not aware of any threatened litigation or proceeding which may result in a claim for indemnification by us.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS OF THEGLOBE

     We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not presently anticipate that any nominee will be unable to serve.

OTHER EXECUTIVE OFFICERS

     The names of, and certain information regarding, our executive officers who are not directors, are set forth below. The executive officers serve at the pleasure of the Board and the Co-Chief Executive Officers.

     DEAN S. DANIELS. Mr. Daniels has served as our President and Chief Operating Officer since January 2000. Mr. Daniels served as our Vice President and Chief Operating Officer since joining theglobe in August 1998 to January 2000. From February 1997 until joining us, Mr. Daniels served as Vice President and General Manager of CBS New Media, a subsidiary of CBS Corporation, managing all of CBS Television Network's activity on the Internet. From March 1996 to February 1997, Mr. Daniels was the Director of Interactive Services at CBS News. From 1994 to 1996, Mr. Daniels served as Director of Affiliate News Services at CBS NEWSPATH. From 1992 to 1994, Mr. Daniels was Director of News of WCBS-TV, a CBS owned television station in New York. Before that time, Mr. Daniels held various positions at WCBS-TV, including executive producer, and was the recipient of four Emmy Awards.

     FRANCIS T. JOYCE. Mr. Joyce was appointed our Vice President, Chief Financial Officer and Treasurer in July 1998. From 1997 until joining us, Mr. Joyce served as Chief Financial Officer of the Reed Travel Group, a division of Reed Elsevier Plc, which is an international publisher of travel information. From 1994 to 1997, Mr. Joyce was the Chief Financial Officer at Alexander Consulting Group, a division of Alexander & Alexander Services, Inc., an international professional services firm, which included a human resources consulting firm, an insurance brokerage unit and an executive planning life insurance unit. From 1988 to 1994, Mr. Joyce worked as a Senior Vice President and Controller at Bates Worldwide, a division of Saatchi & Saatchi Co., an advertising firm. Mr. Joyce received a Bachelor of Science in Accounting from the University of Scranton and an MBA in Finance from Fordham University. Mr. Joyce is a Certified Public Accountant.

---------------------------------------------------------------------------
---------------------------------------------------------------------------
                               PROPOSAL NO. 2
                   APPROVAL OF THE 2000 STOCK OPTION PLAN
---------------------------------------------------------------------------
---------------------------------------------------------------------------

     The Board of Directors proposes that theglobe's stockholders approve theglobe's 2000 Plan.

     During 1995, the Company established the 1995 Stock Option Plan, which was amended by the Board of Directors in 1996. With the rapid growth of our personnel and the increased competition to attract and retain talented individuals we established the 1998 Stock Option Plan in July 1998, which was adopted by the Board of Directors and approved by our stockholders. We originally reserved 2,400,000 shares of common stock for issuance under this plan. In March 1999, less than 5,000 shares remained available for grant under the 1998 Stock Option Plan. As a result, the Board of Directors approved an increase of one million (1,000,000) shares for issuance under the 1998 Stock Option Plan. The increase was approved by our stockholders in June 1999. Additionally, the Board of Directors adopted our 1999 Employee Stock Purchase Plan ("ESPP") in March 1999. The ESPP allows our employees to purchase our common stock at a discount through payroll deductions. We have reserved 400,000 shares for issuance in connection with the ESPP. The ESPP was also approved by our stockholders in June 1999. In January 2000, the Board adopted the 2000 Broad Based Employee Stock Option Plan. We have reserved 850,000 shares of common stock for issuance under this plan. Our intention is that at least 50% of the options granted under the 2000 Broad Based Employee Stock Option Plan will be granted to individuals who are not managers or officers of theglobe. As our personnel base continues to grow and our ability to attract and retain key employees becomes increasingly difficult, we realize the need to offer competitive compensation packages to our employees. Accordingly, we propose for stockholder approval, an additional stock plan, the 2000 Plan. The 2000 Plan is substantially the same as the 1998 Stock Option Plan. The primary differences between the two plans are that the 2000 Plan reserves for issuance 500,000 new shares, the 2000 Plan does not provide for automatic accelerated vesting in connection with certain change of control transactions and the 2000 Plan gives to theglobe the ability to grant restricted stock awards. These items are discussed in detail below.

PURPOSE

     As of the Record Date, there were 392,992 shares available for future grant under the 1998 Stock Option Plan and 391,330 shares available for future grant under the 2000 Broad Based Employee Stock Option Plan. In order to continue to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, the Compensation Committee determined that it was in our best interest to create an additional stock based incentive plan. Consequently, on April 28, 2000 our Board of Directors adopted, subject to approval by our stockholders, the 2000 Plan. The Board of Directors believes that the 2000 Plan will increase stockholder value by further aligning the interests of key individuals with the interests of our stockholders by providing a greater opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

     The Board is submitting the 2000 Plan for stockholder approval so that, among other reasons, the compensation attributable to options granted under the 2000 Plan may qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. See "Certain Tax Information" below.

GENERAL/NUMBER OF AVAILABLE SHARES

     The following summary of the 2000 Plan is subject, in its entirety, to the specific language of the 2000 Plan, a copy of which is attached to the proxy statement as Exhibit A.

     Our 2000 Plan was adopted by the Board of Directors on April 28, 2000 and is subject to stockholder approval. We have reserved 500,000 shares of common stock for issuance under the 2000 Plan. As of the Record Date, there were no options or awards of restricted stock outstanding under the 2000 Plan. The maximum number of shares that may be the subject of awards granted under the 2000 Plan to an individual in any three calendar year period is 100,000.

DESCRIPTION OF THE 2000 STOCK OPTION PLAN

     Purpose. The Board of Directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to theglobe. The 2000 Plan is intended to strengthen us by providing an incentive to our employees, officers, consultants and directors and thereby encourage them to devote their abilities to the success of our business enterprise. We believe that grants of stock options and restricted stock motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of theglobe. At present, most newly hired full-time employees are granted options. We believe that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in demand in the industry. The Board believes that the ability to grant options and restricted stock will be important to our future success by allowing us to remain competitive in attracting and retaining key personnel.

     Administration. The 2000 Plan is administered by a committee of the Board of Directors that consists of at least two non-employee board members. The Board of Directors has delegated authority to approve option grants under the 2000 Plan to a subcommittee of the Compensation Committee consisting of Messrs. Halperin and Duques (the "Subcommittee"). The full Board of Directors is also authorized to make grants under the 2000 Plan. All questions of interpretation of the 2000 Plan are determined by this Subcommittee or the entire Board, and its determinations are final and binding upon all participants. Generally, the Subcommittee (1) approves those persons to whom options and other awards will be granted, and (2) determines the terms and conditions of options and other awards, including the purchase price per share of options and the vesting provisions of all awards. Each of the Subcommittee and the entire Board has the authority to make amendments or modifications to outstanding options and other awards consistent with the 2000 Plan's terms.

     Eligibility. Any of our current or future employees, officers, consultants, advisors or directors are eligible to participate in the 2000 Plan. Incentive stock options, qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to employees, including officers of theglobe. Nonqualified stock options, not so qualified, and shares of restricted stock may be granted to our employees, directors, consultants or other independent advisors.

     Employee Options. The Subcommittee or the entire Board may grant both incentive stock options and nonqualified stock options to eligible individuals. The terms of these stock options, including vesting, granted under the 2000 Plan may be determined by the Subcommittee or the entire Board. Each stock option is evidenced by a stock option agreement between theglobe and the person to whom such option is granted and is normally subject to the following additional terms and conditions:

     . Exercise or Purchase Price. The exercise prices of option grants under the 2000 Plan are determined by the Subcommittee or the entire Board. In the case of an incentive stock option, the exercise price must not be less than 100% of the fair market value of the common stock on the date the option is granted, with the exception that in the case of an option granted to a stockholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of theglobe, the exercise price must not be less than 110% of such fair market value.

     . Termination of Employment or Service. If the optionee's status as an employee, consultant or other independent advisor terminates for any reason other than death or disability, options may be exercised within such period of time after such termination as the Subcommittee or the entire Board may determine, but only to the extent the options were exercisable on the date of termination.

     . Death or Permanent Disability. If an optionee should die or become permanently disabled while employed by theglobe, options may be exercised by the optionee or the personal representative of the optionee's estate, as the case may be, within such period of time after such death or permanent disability as the Subcommittee or the entire Board may determine, but only to the extent such options were exercisable on such date and in no event later than the expiration of the term of such options.

     Formula Options. Currently each of our eligible directors who is not our employee and who does not receive from us any compensation or other consideration other than in his capacity as a director was made an initial grant of options and is entitled to a recurrent grant of options ("Formula Options") under the terms of the 1998 Stock Option Plan. Each eligible director who becomes a director for the first time will be granted an initial option in respect of 25,000 shares. In addition, each eligible director will be granted an option in respect of 7,500 shares on the first business day after our annual meeting of stockholders in each year. At the time when no further shares are available for future grant under the 1998 Stock Option Plan, the Formula Options will continue to be granted under the 2000 Plan.

     . Exercise or Purchase Price. The purchase price per share for shares under each Formula Option will be equal to 100% of the fair market value of a share on the date of grant.

     . Termination of Service as a Director. If an optionee's service as a director terminates for any reason other than "cause", the Formula Options become fully vested and may be exercised at any time within two years of termination. If a director's service terminates for cause, the Formula Options immediately terminate. Each Formula Option terminates on the tenth anniversary of grant unless terminated earlier, or if later, the first anniversary of the date of the director's death, if such death occurs prior to the tenth anniversary.

     Terms Applicable to All Options.

     . Termination of Options. Options granted under the 2000 Plan expire ten (10) years from the date of grant or such shorter term as may be provided in the notice of grant. No option may be exercised by any person after such expiration (except in certain cases involving Formula Options).

     . Nontransferability of Options. An option may not be transferred other than by will or the laws of descent and distribution or, in the case of an option other than an incentive stock option, pursuant to a domestic relations order. An option shall be exercisable during the lifetime of such optionee only by the optionee or his or her guardian or legal representative. The Subcommittee or the entire Board may, however, set forth in an option agreement (other than for an incentive stock option) that the option may be transferred to an immediate family member, trusts solely for the benefit of such immediate family members, and partnerships in which such family members and trusts are the only partners. Such permitted transferee shall be deemed to be the optionee.

     . Restricted Stock. The Subcommittee or the entire Board will determine the terms of each restricted stock award at the time of grant, including the price, if any, to be paid by the grantee for the restricted stock and the restrictions placed on the shares, if any. In addition, at the time of grant, the Subcommittee or the entire Board, in its discretion, may decide:

          o whether any deferred dividends will be held for the grantee or deferred until the restriction lapses;

          o    whether  any  deferred   dividends  will  be  reinvested  in
               additional shares of common stock or held in cash;

          o whether interest will accrue on any dividends that are not reinvested in additional shares of restricted stock; and

          o whether any stock dividends paid will be subject to the restrictions applicable to the restricted stock award.

          Shares  of  restricted  stock  are  non-transferable   until  all
          restrictions upon such shares lapse.

     Adjustments Upon Changes in Capitalization. In the event of certain changes in capitalization of theglobe, the Compensation Committee will adjust the maximum number and class of shares or other stock or securities with respect to which options and restricted stock awards may be granted under the 2000 Plan or to any eligible individual in any three calendar year period, the number and class of shares or other stock or securities which are subject to outstanding options and restricted stock awards and the purchase price therefor, if applicable.

     Change in Control. In the event of a merger or consolidation of theglobe with or into another corporation, or a sale of substantially all of theglobe's assets, each outstanding option and award of restricted stock shall be assumed, or an equivalent option or award of restricted stock will be substituted, by the successor company. The options and awards will remain subject to all conditions and restrictions applicable prior to the assumption or substitution. In the event that the successor company refuses to or does not assume the outstanding options and awards, or in the event that the Compensation Committee or the entire Board of Directors accelerates the exercisability of the options and/or vesting of restricted stock, the Compensation Committee or the entire Board of Directors may authorize the redemption of the shares and/or the unexercised portion of the options outstanding for an amount equal to the consideration payable per share of Common Stock in connection with any transaction described above less, in the case of options, the purchase price per share subject to the option.

     Amendment and Termination. The Subcommittee or the Board may at any time or from time to time amend, modify, suspend or terminate the 2000 Plan. However, no amendment, modification, suspension or termination may adversely effect any outstanding options or awards of restricted stock without the optionee's consent. The 2000 Plan will terminate by its terms no later than April 2010.

AWARDS UNDER THE 2000 STOCK OPTION PLAN

     Grants under the 2000 Plan are made at the discretion of the Subcommittee or the entire Board. Consequently, theglobe cannot currently determine the number of additional shares of common stock that may be subject to options granted in the future under the 2000 Plan.

     Approximately 220 individuals are eligible to participate in the 2000 Plan. As of the Record Date the market price of a share of our common stock was $3.25. There were no options or restricted stock granted to employees under the 2000 Plan as of the Record Date.

CERTAIN TAX INFORMATION

     Options granted under the 2000 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonqualified stock options."

     Incentive Stock Option. An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, upon the exercise of an incentive stock option, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the option will be an item of tax preference and may result in an alternative minimum tax liability for the grantee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for more than two years from the date of the grant and one year from the date of exercise, then the gain from the sale of the stock is treated as long-term capital gain. If the shares are disposed of during this period, the option will be treated as a non-qualified stock option. We receive a tax deduction only if the shares are disposed of during such period. Subject to satisfying applicable reporting requirements and Section 162(m) of the Code, the amount of the deduction is equal to the amount of taxable income to the optionee.

     Nonqualified Stock Option. A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to satisfying applicable reporting requirements and Section 162(m) of the Code, theglobe will be entitled to a deduction in the same amount.

     The discussion above assumes that at the time of exercise, the sale of the shares at a profit would not subject an optionee to liability under
Section 16(b) of the Exchange Act. Special rules may apply with respect to persons who may be subject to Section 16(b) of the Exchange Act. Participants who are or may become subject to Section 16 of the Exchange Act should consult with their own tax advisors in this regard.

     Excise Taxes. Under certain circumstances, the accelerated vesting or exercise of options in connection with a change in control involving us might be considered an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent those provisions apply, an optionee may be subject to a 20% excise tax and our subsidiaries or affiliates may be denied a tax deduction.

     Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly paid executive officers who are employed by us on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. We have structured the 2000 Plan with the intention that compensation resulting from awards of options granted by the Subcommittee with a per share exercise price not less than the fair market value of the underlying shares on the date of grant would qualify as "performance-based compensation" and, if so qualified, would be deductible. To qualify, we are, among other things, seeking stockholder approval of the 2000 Plan. Deductions attributable to restricted stock would be subject to the deduction limitation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THEGLOBE'S 2000 PLAN.

     We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR approval of the 2000 Plan.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of April 17, 2000 by (i) each person who owns beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of the officers named in the table under the heading "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. A total of 30,504,356 shares of theglobe's common stock were issued and outstanding on April 17, 2000.

     The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated below, the address of each person named in the table below is in care of theglobe.com, inc., 120 Broadway, 22nd floor, New York, New York 10271.

                                                                  SHARES
                                                               BENEFICIALLY
                                                                  OWNED
                                                               ------------
DIRECTORS, NAMED EXECUTIVE OFFICERS AND 5% STOCKHOLDERS    NUMBER   PERCENT
-------------------------------------------------------    ------   -------

Dancing Bear Investments, Inc.(1)......................  9,469,606    27.5%
Michael S. Egan(2).....................................  9,844,606    28.3%
Todd V. Krizelman(3)...................................  1,865,362     5.9%
Stephan J. Paternot(4).................................  2,010,452     6.4%
Dean S. Daniels(5).....................................     98,575        *
Edward A. Cespedes(6)..................................     91,875        *
Francis T. Joyce(7)....................................     68,794        *
Rosalie V. Arthur(8)...................................     73,752        *
Henry C. Duques(9).....................................     26,875        *
Robert M. Halperin(10).................................    229,458        *
H. Wayne Huizenga(11)..................................     28,750        *
Yale and Christina Brozen (12) ........................  1,885,125     6.2%
All directors and executive officers as a group
  (10 persons)(13)..................................... 14,338,499    38.7%

-------------------------

*    Represents less than one percent (1%)

(1) Includes: (1) 3,546,018 shares of our common stock issuable upon exercise of warrants at approximately $1.45 per share and (2) 400,000 shares of our common stock issuable upon exercise of warrants held by persons other than Dancing Bear Investments but as to which Dancing Bear Investments has voting power upon exercise under a stockholders' agreement. Dancing Bear Investments' mailing address is 333 East Las Olas Blvd., Ft. Lauderdale, FL 33301.

(2) Includes the following shares that Mr. Egan is deemed to beneficially own as the controlling investor of Dancing Bear Investments: (1) 3,546,018 shares of our common stock issuable upon exercise of warrants at approximately $1.45 per share, and (2) 400,000 shares of our common stock issuable upon exercise of warrants held by persons other than Mr. Egan but as to which Mr. Egan has voting power upon exercise under a stockholders' agreement. Also includes (1) 305,000 shares of our common stock issuable upon exercise of options that are currently exercisable, (2) 56,000 shares of our common stock held by certain trusts for the benefit of Mr. Egan's children, as to which he disclaims beneficial ownership, and (3) 14,000 shares of our common stock held by Mr. Egan's wife, as to which he disclaims beneficial ownership. Excludes 25,000 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000.

(3) Includes (1) 680,451 shares of our common stock issuable upon exercise of options that are currently exercisable and (2) 200,000 shares of our common stock issuable upon exercise of warrants that are currently exercisable.

(4) Includes (1) 680,451 shares of our common stock issuable upon exercise of options that are currently exercisable and (2) 200,000 shares of our common stock issuable upon exercise of warrants that are currently exercisable.

(5) Includes 97,975 shares of common stock issuable upon exercise of options that are currently exercisable. Excludes 189,525 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000.

(6) Includes 91,875 shares of our common stock issuable upon exercise of options that are currently exercisable. Excludes 30,625 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000.

(7) Includes 64,575 shares of common stock issuable upon exercise of options that are currently exercisable. Excludes 181,925 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000.

(8) Includes 63,750 shares of our common stock issuable upon exercise of options that are currently exercisable. Excludes (1) 36,250 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000 and (2) shares held by Dancing Bear Investments, Inc. for which Ms. Arthur serves as an officer and director, and as to which Ms. Arthur disclaims beneficial ownership.

(9) Includes 26,875 shares of our common stock issuable upon exercise of options that are currently exercisable. Excludes 30,625 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 23, 1999.

(10) Includes 93,334 shares of our common stock issuable upon exercise of options that are currently exercisable. Excludes 36,250 shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 17, 2000. Excludes 180,360 shares of our common stock owned by Mr. Halperin's children for which he has a power of attorney but as to which he disclaims beneficial ownership.

(11) Includes 28,750 shares of our common stock issuable upon exercise of options that are currently exercisable or will be excerisable within 60 days of April 17, 2000. Excludes 36,250 shares of our common stock issuable upon exercise of options that are not exercisable within 60 days of April 17, 2000.

(12) Shares were acquired pursuant to theglobe's acquisition of Chips and Bits, Inc. and Strategy Plus, Inc. on February 24, 2000. Yale and Christina Brozen's mailing address is P.O. Box 171, Rochester, Vermont 05767.

(13) See footnotes 2 through 11 above.

                           EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid by us to our Chairman, Co-Chief Executive Officers and our two other most highly compensated executive officers during the last three fiscal years (collectively, the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                              COMPENSATION
                                                                 (1)
                                                              --------------
                            ANNUAL COMPENSATION               NUMBER OF
                                                              SECURITIES
NAME AND                                                      UNDERLYING       ALL OTHER
PRINCIPAL POSITION                                            OPTIONS (#)    COMPENSATION ($)
------------------           ------------------------------   ------------   ----------------

                             YEAR   SALARY ($)    BONUS ($)
                             ----   ----------    ---------

Michael S. Egan,..........   1999         ----       ----        10,000             ----
Chairman (2)
                             1998         ----       ----       320,000             ----
                             1997         ----       ----          ----             ----

Todd V. Krizelman,........   1999   $  152,458       ----        20,000             ----
Co-Chief Executive
Officer(3)
                             1998   $  140,554       ----       300,500             ----
                                                                200,000 (4)
                             1997   $   76,000     18,750       289,952      $   500,000 (5)

Stephan J. Paternot,......   1999   $  152,458       ----        20,000             ----
Co-Chief Executive
Officer(3)
                             1998   $  140,554       ----       300,500             ----
                                                                200,000 (4)
                             1997   $   76,000     18,750       289,952      $   500,000 (5)

Dean S. Daniels,..........   1999   $  250,000    $50,000        62,500             ----
President and Chief
Operating Officer (6)
                             1998   $   80,731    $16,667       225,000             ----

Francis T. Joyce,.........   1999   $  200,000    $50,000        45,500             ----
Chief Financial
Officer(7)
                             1998   $   80,769    $20,833       225,000             ----

--------

(1) Included in long-term compensation for 1999 are 10,000, 20,000, 20,000, 32,500 and 22,500 options granted in February 2000 at an exercise price of $6.69 per share related to bonuses earned in 1999 for Messrs. Egan, Krizelman, Paternot, Daniels and Joyce, respectively. Included in long-term compensation for 1998 are 70,000, 100,000 and 100,000 options granted in January 1999 at an exercise price of $15.75 per share related to bonuses earned in 1998 for Messrs. Egan, Krizelman and Paternot, respectively.

(2) Mr. Egan became an executive officer in July 1998. We did not pay Mr. Egan a base salary in 1999, 1998 or 1997.

(3) In January 2000, Messrs. Krizelman and Paternot resigned from their positions as Co-Presidents. In January 2000, the Messrs. Krizelman and Paternot announced that they would be resigning from their positions as Co-Chief Executive Officers of theglobe, effective upon the hiring of a new Chief Executive Officer.

(4) Represents the transfer of 200,000 Series E Warrants from Dancing Bear Investments, Inc. at an exercise price of approximately $1.45 per share.

(5) Reflects a one-time payment of $500,000 associated with our sale of preferred stock and warrants to Dancing Bear Investments in August 1997.

(6) Mr. Daniels became an officer in August 1998. He was appointed President in January 2000.

(7)  Mr. Joyce became an officer in July 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND 1999 YEAR END OPTION VALUES

The following table sets forth for each of the executives listed in the Summary Compensation table (a) the number of options exercised during 1999,
(b) the total number of unexercised options for common stock (exercisable and unexercisable) held at December 31, 1999, and (c) the value of those options that were in-the-money on December 31, 1999 based on the difference between the closing price of our common stock on December 31, 1999 and the exercise price of the options on that date.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                                      STOCK OPTIONS AT FISCAL         THE-MONEY STOCK OPTIONS
                                                           YEAR-END (#)                AT FISCAL YEAR-END(2)
                                                      --------------------------     --------------------------


                       SHARES
                     ACQUIRED ON          VALUE                          UN-                            UN-
   NAME              EXERCISE (#)       REALIZED(1)   EXERCISABLE    EXERCISABLE     EXERCISABLE    EXERCISABLE
   ----              ------------       -----------   -----------    -----------     -----------    -----------

Michael S. Egan.........  ----             ----         295,000        25,000        $   873,000    $   97,000
Todd V.Krizelman........  ----             ----         660,451          ----        $ 3,684,147          ----
Stephan J. Paternot.....  ----             ----         660,451          ----        $ 3,684,147          ----
Dean S. Daniels.........  ----             ----          65,475       189,525        $   254,043    $  618,957
Francis T. Joyce........24,000          $ 158,606        41,475       182,525        $   188,711    $  725,839


---------------------

(1) Represents the fair value of the underlying securities on the date of exercise, less the exercise price of such options.

(2) Value represents closing price of our common stock on December 31, 1999 less the exercise price of the stock option, multiplied by the number of shares exercisable or unexercisable, as applicable.


                                             OPTION GRANTS IN 1999


                                              PERCENT OF                                      POTENTIAL REALIZABLE
                                NUMBER OF       TOTAL                                       VALUE AT ASSUMED RATES OF
                               SECURITIES      OPTIONS        EXERCISE                       STOCK PRICE APPRECIATION
                               UNDERLYING     GRANTED TO       OR BASE                          FOR OPTION TERM (2)
                                OPTIONS       EMPLOYEES        PRICE         EXPIRATION
       NAME                   GRANTED(#)(1)    IN 1999        ($/SHARE)         DATE
       ----                   -------------    -------        ---------         ----       --------------------------

                                                                                                5%           10%
                                                                                                --           ---

Michael S. Egan............     10,000(3)       0.55%          $  6.69     February 2010   $   108,973  $  173,521
Todd V. Krizelman..........     20,000(3)       1.10%          $  6.69     February 2010   $   217,946  $  347,043
Stephan J. Paternot........     20,000(3)       1.10%          $  6.69     February 2010   $   217,946  $  347,043
Dean S. Daniels............     30,000(4)       1.65%          $ 10.38    September 2009   $   507,238  $  807,691
                                32,500(3)       1.78%          $  6.69     February 2010   $   354,162  $  563,944
Francis T. Joyce...........      3,000(5)       0.16%          $ 17.63          May 2009   $    86,152  $  137,183
                                20,000(6)       1.10%          $ 10.75         July 2009   $   350,212  $  557,655
                                22,500(3)       1.23%          $  6.69     February 2010   $   245,189  $  390,423

--------------------

(1) In the event of a change in control of theglobe, all of these options become immediately and fully exercisable. The number of securities underlying options granted excludes options granted in January 1999 as bonuses in respect of services rendered in 1998.

(2) These amounts represent assumed rates of appreciation in conformity with SEC disclosure rules. Actual gains, if any, on stock option exercises are dependent on future performance of our common stock.

(3) These options were granted in February 2000 as bonuses in respect of services performed in fiscal year 1999. These options are exercisable.

(4) These options become exercisable with respect to one-fifth of the shares indicated on September 2 in each of 2000, 2001, 2002, 2003 and 2004.

(5) These options become exercisable with respect to one-fifth of the shares indicated on May 28 in each of 2000, 2001, 2002, 2003 and 2004.

(6) These options become exercisable with respect to one-fifth of the shares indicated on August 9 in each of 2000, 2001, 2002, 2003 and 2004.

EMPLOYMENT AGREEMENTS

     Chief Executive Officer Employment Agreements. On August 13, 1997, we entered into employment agreements with our Co-Chief Executive Officers ("CEO's"), Todd V. Krizelman and Stephan J. Paternot. Each CEO agreement provides for the following:

     .    employment as one of our executives;

     . an annual base salary of $125,000 with eligibility to receive annual increases amounting to no less than 15% of the executive's then-base salary;

     . a discretionary annual cash bonus, which will be awarded at our Board's discretion and upon the achievement of target performance objectives presented in our budget; and

     . a right to participate in our stock option plans and all health, welfare, and other benefit plans provided by us to our most senior executives.

     Each of the CEO agreements is for a term expiring on August 13, 2002, with possible earlier termination as provided in each CEO agreement. Each of the CEO agreements provides that, in the event of termination by us without cause, the executive will be entitled to receive from us:

     .    any earned and unpaid base salary;

     . reimbursement for any reasonable and necessary monies advanced or expenses incurred in connection with the executive's employment;

     . a pro rata portion of the annual bonus for the year of termination; and

     . continued salary payments and employee benefits for one year following termination or the remainder of the term of the CEO agreement, whichever is less.

     In addition, termination without cause automatically triggers the vesting of all stock options held by the executive.

     In the event of a change in control or a dissolution, each executive may elect to terminate his employment by delivering a notice within 60 days to us and receive (1) any earned and unpaid base salary as of the termination date and (2) an amount reimbursing the executive for expenses incurred on our behalf before the termination date.

     Each CEO agreement contains a provision that the CEO will not compete with us for a period of five years from the date of each CEO Agreement or, in the case of termination without cause or after a change in control, the earlier of a period of one year immediately following termination of employment or five years from the date of our initial public offering.

     In January 2000, the CEO's announced that they would be resigning their positions as CEO's of theglobe, effective upon the hiring of a new Chief Executive Officer.

     President and Chief Operating Officer Employment Agreement. We have entered into an employment agreement with Dean S. Daniels. The following are key terms of the Daniels employment agreement:

     .    employment as our Chief Operating  Officer  effective  August 31,
          1998;

     .    an annual base salary of not less than $250,000 per year;

     .    an annual cash bonus of $50,000; and

     . stock options to purchase 225,000 shares of our common stock. The options were granted at an exercise price of $4.50 per share. Of these options, 175,000 will vest with respect to one-third of the shares on each of the first three anniversaries of the date of grant, and 50,000 will vest with respect to one-seventh of the shares on each of the first seven anniversaries of the date of grant.

     The Daniels employment agreement is for a term expiring on August 31, 2001, with possible earlier termination as provided in the agreement. In the event of termination by us without cause, Mr. Daniels will be entitled to receive from us:

     . any earned and unpaid base salary as of the termination date and salary continuation during a one-year non-competition period following termination;

     . reimbursement for any and all reasonable monies advanced or expenses incurred in connection with his employment; and

     .    his full annual bonus for the year of termination.

     In addition, termination without cause automatically triggers the vesting of all options held by Mr. Daniels.

     The Daniels employment agreement contains a provision that he will not compete with us for a period of one year following the date of his termination of employment.

     Chief Financial Officer Employment Agreement. On July 13, 1998, we entered into an employment agreement with Francis T. Joyce. The following are the key terms of the Joyce employment agreement:

     .    employment as our Chief Financial Officer;

     . an annual base salary of not less than $200,000 per year with eligibility to receive annual increases in base salary as determined by our CEO's;

     .    an annual cash bonus of at least $50,000; and

     . Mr. Joyce received a stock option grant to purchase 225,000 shares of our common stock, 175,000 of which have an exercise price per share equal to 85% of the initial public offering price. As a result, we recorded a charge for deferred compensation expense of $118,100 in the third quarter of 1998, representing the difference between the deemed value of our common stock, the initial public offering price for accounting purposes, and the exercise price of these options at the date of grant. This amount is presented as a reduction of stockholders' equity and amortized over the vesting period of the applicable options. The remaining options were granted at an exercise price of $4.50 per share. Of these options, 175,000 will vest with respect to one-third of the shares on each of the first three anniversaries of the date of grant, and 50,000 will vest with respect to one-seventh of the shares on each of the first seven anniversaries of the date of grant.

     The Joyce employment agreement is for a term expiring on July 13, 2001, with possible earlier termination as provided in the Joyce employment agreement. In the event of termination by us without cause, Mr. Joyce will be entitled to receive from us:

     . any earned and unpaid base salary as of the termination date and salary continuation during a non-competition period following termination which will be six months, or one year if we elect to pay Mr. Joyce his salary during this one-year period;

     . reimbursement for any and all monies advanced or expenses incurred in connection with his employment; and

     . a pro rata portion of his annual bonus for the year of termination.

     In addition, termination without cause automatically triggers the vesting of all stock options held by Mr. Joyce.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee is currently comprised of Messrs. Duques and Halperin and Ms. Arthur. Before July 15, 1998, the compensation committee was comprised of Messrs. Egan, Halperin, Krizelman and Paternot. Mr. Egan, effective as of July 22, 1998, also serves as one of our executive officers in his role as Chairman.

     Either the entire Board or the Subcommittee consisting of Messrs. Halperin and Duques approves stock option grants. Neither Mr. Halperin nor Mr. Duques was, at any time during 1999, or at any other time, an officer or employee of theglobe. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of theglobe's Board of Directors or Compensation Committee.

     Although Mr. Egan and Ms. Arthur do not receive a salary from us, in February 2000 we granted stock options to Mr. Egan and Ms. Arthur for 10,000 and 5,000 shares, respectively, as bonus payments for 1999. In January 1999, we granted stock options to Mr. Egan and Ms. Arthur for 70,000 and 30,000 shares, respectively, as bonus payments for 1998. In 1998, we granted stock options to Mr. Egan for 200,000 shares of our common stock as consideration for his performance of services in his capacity as an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Arrangements with Entities Controlled by Various Directors and Officers. We entered into an electronic commerce contract with AutoNation, Inc., an entity affiliated with H. Wayne Huizenga, under which we have granted a right of first negotiation with respect to the exclusive right to engage in or conduct an automotive "clubsite" on theglobe. Additionally, AutoNation, Inc. has agreed to purchase advertising from us for a three-year period at a price which will be adjusted to match any more favorable advertising price quoted to a third party by us, excluding various short-term advertising rates. We recognized revenue of $0.3 million and $0.1 million for the years ended December 31, 1999 and 1998, respectively, in connection with the AutoNation agreement.

     We have entered into an electronic commerce arrangement with InteleTravel, an entity controlled by Michael S. Egan, under which we developed a Web community for InteleTravel in order for its travel agents to conduct business through our web site in exchange for access to InteleTravel customers for distribution of our products and services. We recognized revenue of $0.3 million for the year ended December 31, 1999 in connection with the InteleTravel agreement. There was no revenue recognized for the year ended December 31, 1998.

     In addition, we have entered into a community agreement with ClikVacations.com, Inc., an entity controlled by Mr. Egan, whereby we agreed to co-brand certain of our products and services for use on the ClikVacations.com website. Additionally, we agreed to sell advertising inventory related to these co-branded products and services in exchange for a portion of net advertising sales. We recognized revenue of $0.1 million in connection with the ClikVacations.com agreement for the year ended December 31, 1999. There was no revenue recognized for the year ended December 31, 1998.

     Stockholders' Agreement. Messrs. Egan, Krizelman, Paternot and Cespedes, Ms. Arthur and Dancing Bear Investments, an entity controlled by Mr. Egan, entered into a stockholders' agreement under which Mr. Egan (the "Egan group") and Dancing Bear Investments agreed to vote for some nominees of Krizelman and Paternot (the "Krizelman and Paternot groups") to our board of directors and the Krizelman and Paternot groups agreed to vote for the Egan group's nominees to our board, who will represent a majority of our board.

     Additionally, under the terms of the stockholders' agreement, Messrs. Krizelman, Paternot and Cespedes and Ms. Arthur have granted an irrevocable proxy to Dancing Bear Investments with respect to any shares that may be acquired or beneficially owned by them upon the exercise of outstanding warrants transferred to each of them by Dancing Bear Investments. These shares will be voted by Dancing Bear Investments, which is controlled by Mr. Egan, and Dancing Bear Investments will have a right of first refusal upon transfer of these shares.

     The stockholders' agreement also provides:

     . Take-Along Rights. If the Egan group sells shares of our common stock (including shares issued upon exercise of options) and warrants (assuming the warrants have been exercised) representing 25% or more of our outstanding common stock, in any private sale, the Krizelman and Paternot groups, Mr. Cespedes and Ms. Arthur may be required to sell up to the same percentage of their shares as the Egan group sells.

     . Tag-Along Rights. If Dancing Bear Investments sells shares of our common stock (including shares issued upon exercise of options) or warrants (assuming the warrants have been exercised) representing 25% or more of our outstanding common stock, or the Krizelman and Paternot groups collectively sell shares or warrants representing 7% or more of our shares and warrants in any private sale, each other party to the stockholders' agreement, including entities controlled by them and their permitted transferees, may, at their option, sell up to the same percentage of their shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the SEC and with The Nasdaq Stock Market, Inc. Such officers, directors, and 10% stockholders are also required to furnish theglobe with copies of all
Section 16(a) forms that they file.

     Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 1999 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the 1999 fiscal year, our officers and directors have complied with all Section 16(a) applicable filing requirements.

       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. A subcommittee of the Compensation Committee comprised of two independent, non-employee directors who have no interlocking relationships as defined by the SEC ("the Subcommittee"), administers our stock based incentive plans for executive officers.

     The Compensation Committee believes that the compensation of our executive officers, including the CEO's, should be influenced by our performance. Employment agreements with certain of our executive officers establish base salary levels, and any salary increases are made in accordance with those agreements. Additional compensation in the form of cash bonuses or stock options is made in accordance with the employment agreements, where applicable, or at the discretion of the Compensation Committee, the Subcommittee, or the full Board, taking into account the contributions made by the executive officers to theglobe, as well as anticipated performance of theglobe in the coming year. The Compensation Committee believes that our executive officer salaries in 1999 did not exceed levels in the industry for similarly-sized businesses.

     During 1998 and 1999, each of the CEO's received salary increases of 15%, and no salary increases were given to other executive officers. The salary increases received by each of the CEO's were pursuant to their employment agreements as described above.

     In addition to salary, the Board or the Subcommittee, from time to time, grants options to executive officers. The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Compensation Committee believes that options motivate executive officers to manage us in a manner that will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an executive officer is the executive officer's ability to influence our long-term growth and profitability.

     During 1999, a total of 100,000 options were granted to each of the CEO's and a total of 173,000 options were granted to the other executive officers.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code was enacted in 1993 and generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by a corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

     The Committee has considered the tax deductibility of compensation under Section 162(m). We generally have structured and intend to administer our stock based incentive plans with the intention that the resulting compensation may qualify as "performance-based compensation" and could be deductible. However, there can be no assurances and the Board has retained flexibility in this regard. It is not expected that any executive officer's compensation will be non-deductible in 2000 by reason of the application of
Section 162(m). Compensation attributable to options granted under the 2000 Broad Based Employee Stock Option Plan will be subject to the deduction limitation of section 162(m).


                           COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                         Robert M. Halperin
                                         Rosalie V. Arthur
                                         Henry C. Duques

                             PERFORMANCE GRAPH

     The following graph shows a comparison of our cumulative total stockholder return, calculated on a dividend reinvested basis, from the end of the first trading day (November 13, 1998) following the initial public offering of our common stock, through December 31, 1999 for theglobe, the Nasdaq Stock Market Composite Index (the "Nasdaq Index") and the Hambrecht & Quist Internet Index (the "Internet Index"). The graph assumes that $100 was invested in our common stock, the Nasdaq Index and the Internet Index on November 13, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                              [GRAPH OMITTED]


                                    11/13/98      12/31/99
                                    --------      --------
                   theglobe.com        100         26.38*
                   Nasdaq Index        100        219.34
                   Internet Index      100        491.15


The following table sets forth the range of high and low closing sales prices of our common stock for the periods indicated as reported by the NASDAQ Stock market:


          Fiscal  Quarter Ended                   High    Low
          ---------------------                  ------  ------
          December 31, 1999...................   $16.38   $8.38
          September 30, 1999..................   $19.31  $10.25
          June 30, 1999.......................   $39.47  $12.75
          March 31, 1999......................   $33.53  $15.75
          December 31, 1998 (commencing
            November 13, 1998)................   $31.75  $13.72

* Note: Our stock price on November 12, 1998 was $4.50. The closing price on the first trading day (November 13, 1998) was $31.75. The closing price on December 31, 1999 was $8.38.

                       STOCKHOLDER PROPOSALS FOR THE
                            2001 ANNUAL MEETING

     We welcome comments and suggestions from our stockholders. Here are the ways a stockholder may present a proposal for consideration by the other stockholders at our 2001 Annual Meeting:

     In our Proxy Statement. If a stockholder wants to submit a proposal for inclusion in our proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for the 2001 Annual Meeting of Stockholders, we must receive the proposal in writing on or before 5 p.m., Eastern time, January 2, 2001.

     At the Annual Meeting. Under our By-Laws, if a stockholder wishes to nominate a director or bring other business before the stockholders at the 2001 Annual Meeting, we must receive the stockholder's written notice not less than 60 days nor more than 90 days prior to the date of the annual meeting, unless we give our stockholders less than 70 days' notice of the date of our 2001 Annual Meeting. If we provide less than 70 days' notice, then we must receive the stockholder's written notice by the close of business on the 10th day after we provide notice of the date of the 2001 Annual Meeting. The notice must contain the specific information required in our By-Laws. A copy of our By-Laws may be obtained by writing to the Assistant Secretary. If we receive a stockholder's proposal within the time periods required under our By-Laws, we may choose, but are not required, to include it in our proxy statement. If we do, we may tell the other stockholders what we think of the proposal, and how we intend to use our discretionary authority to vote on the proposal.

     Delivering a Separate Proxy Statement. We will not use our discretionary voting authority if a stockholder submits a proposal within the time period required under our By-Laws, and also provides us with a written statement that the stockholder intends to deliver his/her own proxy statement and form of proxy to our stockholders. Persons who wish to deliver their own proxy statement and form of proxy should consult the rules and regulations of the SEC.

     All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 120 Broadway, 22nd floor, New York, New York 10271, Attention: Assistant Secretary.

                               OTHER BUSINESS

     The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned in this proxy statement is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their judgment.


                                         By Order of the Board of Directors







                                         /s/ Francis T. Joyce

                                         Francis T. Joyce
                                         Vice President, Chief Financial
                                         Officer, Treasurer and
                                         Assistant Secretary


New York, New York
April 28, 2000

                                                             EXHIBIT A

                             theglobe.com, inc.

                           2000 STOCK OPTION PLAN


     1. Purpose. The purpose of this Plan is to strengthen theglobe.com, inc., a Delaware corporation (the "Company"), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and extraordinary efforts through the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Awards (as each term is herein defined).

     2. Definitions. For purposes of the Plan:

     2.1 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

     2.2 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Restricted Stock Award and setting forth the terms and conditions thereof.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Cause" means:

          (a) for purposes of Section 6.4, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

          (b) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Cause", the term "Cause" as used in the Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

          (c) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

     2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

     2.8 "Company" means theglobe.com, inc., a Delaware corporation.

     2.9 "Consultant" means any consultant or advisor that qualifies as an "employee" within the meaning of rules applicable to Form S-8, as in effect from time to time, of the Securities Act of 1933, as amended.

     2.10 "Director" means a director of the Company.

     2.11 "Disability" means:

          (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in the Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

          (b) in all other cases, the term "Disability" as used in the Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

     2.12 "Eligible Individual" means any director, officer or employee of the Company or a Subsidiary, or any consultant or advisor of the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Restricted Stock subject to the conditions set forth herein.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.14 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

     2.15 "Formula Option" means an Option granted pursuant to Section 6.

     2.16 "Grantee" means a person to whom a Restricted Stock Award has been granted under the Plan.

     2.17  "Incentive   Stock  Option"  means  an  Option   satisfying  the
requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

     2.18 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

     2.19 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     2.20 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Formula Option, or any or all of them.

     2.21 "Optionee" means a person to whom an Option has been granted under the Plan.

     2.22 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     2.23 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     2.24 "Performance-Based Compensation" means any Option that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

     2.25 "Permitted Transferee" means an Optionee's immediate family, trusts solely for the benefit of such family members and partnerships in which such family members and/or trusts are the only partners. For this purpose, "immediate family" of an Optionee means the Optionee's spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

     2.26 "Plan" means theglobe.com, inc. 2000 Stock Option Plan.

     2.27 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

     2.28 "Restricted Stock" means Shares of restricted stock issued or transferred to an Eligible Individual pursuant to Section 8.

     2.29 "Restricted Stock Award" means an award of Shares of Restricted Stock issued or transferred to an Eligible Individual pursuant to Section 8.

     2.29 "Shares" means the Common Stock, par value $0.001 per share, of the Company.

     2.30  "Subsidiary"   means  any  corporation  which  is  a  subsidiary
corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     2.31 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

     2.32 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

     3. Administration.

     3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option intended to qualify as Performance-Based Compensation to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

     3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

     3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

          (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

          (b) select those Eligible Individuals to whom Restricted Stock Awards shall be granted under the Plan and to determine the number of Shares of Restricted Stock to be granted, the terms and conditions (which need not be identical) of each such Restricted Stock Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

          (c) to construe and interpret the Plan and any Agreements granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, the Grantees and all other persons having any interest therein;

          (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

          (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

          (f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. Stock Subject to the Plan; Grant Limitations.

     4.1 The maximum number of Shares that may be made the subject of Options and Restricted Stock Awards granted under the Plan is five hundred thousand (500,000). The maximum number of Shares that may be the subject of Options and Restricted Stock Awards granted to any Eligible Individual during any three (3) consecutive calendar year period may not exceed 100,000 Shares. Upon a Change in Capitalization, the maximum number of Shares referred to in the first two sentences of this Section 4.1 shall be adjusted in number and kind pursuant to Section 10. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     4.2 Upon the granting of an Option or Restricted Stock Award, the number of Shares available under Section 4.1 for the granting of further Options and Restricted Stock Awards shall be reduced by the number of Shares in respect of which the Option or Restricted Stock Award is granted; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under
Section 4.1 shall be increased by the number of Shares so tendered.

     4.3 Whenever any outstanding Option or Restricted Stock Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Restricted Stock Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Restricted Stock Award may again be the subject of Options or Restricted Stock Awards granted hereunder.

     5. Option Grants for Eligible Individuals.

     5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

     5.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that the Committee may provide that an Option (other than an Incentive Stock Option) may, upon the death of the Optionee, be exercised for up to one (1) year following the date of the Optionee's death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     5.4 Vesting. Subject to Section 7.4, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

     5.5 Deferred Delivery of Option Shares. The Committee may, in its discretion, permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the grant.

     5.6 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

     6. Option Grants for Nonemployee Directors.

     6.1 Grant. At the time when no further Shares are available for future grant pursuant to the Company's 1998 Stock Option Plan, Formula Options shall be granted to Eligible Directors as follows:

          (a) Initial Grant for Subsequent Eligible Directors. Each Eligible Director who becomes a Director for the first time while this Plan is in effect, shall, upon becoming a Director, be granted a Formula Option in respect of 25,000 Shares.

          (b) Annual Grant. Each Eligible Director shall be granted a Formula Option in respect of 7,500 Shares on the first business day after the annual meeting of the stockholders of the Company in each year that the Plan is in effect provided that the Eligible Director is a Director on such date.

     All Formula Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of the Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Formula Options provided under this
Section 6, including provisions dealing with vesting, forfeiture and termination of such Formula Options. An Eligible Director shall be granted Formula Options under this Plan only if the number of Shares subject to a Formula Option under the Company's 1998 Stock Option Plan is less than the amount of Shares required by such plan.

     6.2 Purchase Price. The purchase price for Shares under each Formula Option shall be equal to 100% of the Fair Market Value of such Shares on the date the Formula Option is granted.

     6.3 Vesting. Subject to Section 7.4, each Formula Option granted pursuant to this Section 6 shall become fully vested and exercisable with respect to an incremental 25 % of the Shares subject thereto on each of the first four anniversaries of the date of grant; provided, however, in each case, that the Optionee continues to serve as a Director as of such date of vesting. Notwithstanding the foregoing (i) if an Optionee's service as a Director terminates for any reason, other than for Cause, then each Formula Option held by such Optionee shall become fully and immediately vested and exercisable as of such date of termination and (ii) if an Optionee's service as a Director terminates for Cause, then each Formula Option held by such Optionee, whether or not then vested and exercisable, shall immediately terminate and the Optionee shall have no further rights in such Formula Option as of such date of termination.

     6.4 Duration. Subject to Section 7.4, each Formula Option shall terminate on the date which is the tenth anniversary of the date of grant (or if later, the first anniversary of the date of the Director's death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:

          (a) If an Optionee's service as a Director terminates for any reason other than for Cause, the Optionee (or in the event of death, by the person or persons to whom such rights shall pass by will or the laws of descent or distribution) may for a period of two (2) years after such termination exercise his or her Formula Option, after which time the Formula Option shall automatically terminate in full.

          (b) If an Optionee's service as a Director terminates for Cause, the Formula Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

     7. Terms and Conditions Applicable to All Options.

     7.1 Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to a Permitted Transferee, and for purposes of the Plan, such Permitted Transferee shall be deemed to be the Optionee. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     7.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company (or withheld upon exercise) as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

     7.4 Effect of Certain Transactions.

          (a) In the event of a merger or consolidation of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a "Transaction"), each outstanding Option shall be assumed, or an equivalent option shall be substituted, by the Successor Corporation; provided, however, that, unless otherwise determined by the Committee, such Options shall remain subject to all of the conditions and restrictions which were applicable to such Options prior to such assumption or substitution. In the event that the Successor Corporation refuses to or does not assume the Option or substitute an equivalent option therefor, the Optionee shall have the right to exercise the Option as to all of the Shares subject to the Option as described below, including Shares as to which it would not otherwise be exercisable (a "Transaction Acceleration").

          (b) Notwithstanding anything to the contrary contained in Section 7.4(a), in the event of a Transaction Acceleration, or in the event that the Committee determines to accelerate the exercisability of any Options in connection with any transaction involving the Company or its capital stock pursuant to Sections 5.4 and/or 6.3, the Committee may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of Common Stock equal to the excess of (i) the consideration payable per share of Common Stock in connection with such transaction, over (ii) the purchase price per Share subject to the Option.

     8. Restricted Stock.

     8.1 Grant. The Committee may grant Restricted Stock Awards to Eligible Individuals, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Restricted Stock Awards shall be subject to the terms and provisions set forth below in this
Section 8.

     8.2 Rights of Grantees. Shares of Restricted Stock granted hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Restricted Stock Award is granted provided that the Grantee has executed such documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     8.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

     8.4 Lapse of Restrictions. Subject to Section 8.5, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Restricted Stock Award shall set forth any such restrictions.

     8.5 Effect of Certain Transactions. Unless the Committee shall determine otherwise at the time of the grant of a Restricted Stock Award, upon the occurrence of a Transaction, the Restricted Stock Award shall be assumed, or an equivalent award shall be substituted by the Successor Corporation; provided, however, that, unless otherwise determined by the Committee, such Restricted Stock Award shall remain subject to all of the conditions and restrictions which were applicable to the Restricted Stock Award prior to such Transaction. In the event that the Successor Corporation refuses to or does not assume the Restricted Stock Award or substitute an equivalent award therefor, any and all restrictions upon Shares of Restricted Stock shall lapse as of the date of the Transaction. The Agreement evidencing the Award shall set forth any such provisions.

     8.6 Treatment of Dividends. At the time a Restricted Stock Award is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

     8.7 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

     9. Effect of a Termination of Employment. The Agreement evidencing the grant of each Option or Restricted Stock Award shall set forth the terms and conditions applicable to such Option or Restricted Stock Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company or a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Committee may, in its discretion, determine at the time the Option or Restricted Stock Award is granted or thereafter.

     10. Adjustment Upon Changes in Capitalization.

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to
     (i) the maximum number and class of Shares or other stock or securities with respect to which Options and Restricted Stock Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options and Restricted Stock Awards may be granted to any Eligible Individual during any three (3) consecutive calendar year period, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options and Restricted Stock Awards granted under the Plan and the exercise price therefor, if applicable and (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6.

          (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) Subject to Section 7.4 and Section 8.5, if, by reason of a Change in Capitalization, an Optionee or Grantee shall be entitled to an Option or Shares of Restricted Stock in respect of new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option or restricted Stock Award prior to such Change in Capitalization.

     11. Effect of Certain Transactions.

     Subject to Section 7.4, Section 8.5 or as otherwise provided in an Agreement, in the event of a Transaction, the Plan and the Options and Restricted Stock Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options and Restricted Stock Awards, upon exercise of any Option or the lapsing of any restrictions on Restricted Stock, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

     12. Interpretation.

          (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan.

          (b) Unless otherwise expressly stated in the relevant Agreement, each Option (other than Formula Options) granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as Performance-Based Compensation.

     13. Pooling Transactions.

     Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Transaction which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option, (b) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     14. Termination and Amendment of the Plan or Modification of Options and Restricted Stock Awards. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Restricted Stock Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Restricted Stock Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, as applicable, nor shall any amendment, modification, suspension or termination deprive any Optionee or any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

     15. Non-Exclusivity of the Plan.

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     16. Limitation of Liability.

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option or Restricted Stock Award other than at the sole discretion of the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     17. Regulations and Other Approvals; Governing Law.

     17.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

     17.2 The obligation of the Company to sell or deliver Shares with respect to Options and Restricted Stock granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     17.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     17.4 Each Option and Restricted Stock Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Options or Restricted Stock, or the issuance of Shares pursuant thereto, no Options or Restricted Stock shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     17.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving a Restricted Stock Award or Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

     18. Miscellaneous.

     18.1 Multiple Agreements. The terms of each Option and Restricted Stock Award may differ from other Options and Restricted Stock Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Restricted Stock Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Restricted Stock Awards previously granted to that Eligible Individual.

     18.2 Withholding of Taxes.

          (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement, at the time of grant or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

          (b) If an  Optionee  makes a  disposition,  within the meaning of
     Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

     18. Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.

                      Please date, sign and mail your
                    proxy card back as soon as possible!

                       Annual Meeting of Stockholders
                             theglobe.com, inc.

                                June 6, 2000


              Please Detach and Mail in the Envelope Provided


---------------------------------------------------------------------------

A    [X]  Please mark your
          votes as in this
          example using
          dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) and (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.


1. Election of eight (8) directors, to serve until the 2001 Annual Meeting of Stockholders.

 FOR all nominees             WITHHOLD            Nominees: Michael S. Egan
  listed at right            AUTHORITY                      Todd V. Krizelman
(except as marked to       to vote for all                  Stephan J. Paternot
the contrary below.)   nominees listed at right             Edward A. Cespedes
        [ ]                     [ ]                         Rosalie V. Arthur
                                                            Henry C. Duques
                                                            Robert M. Halperin
                                                            H. Wayne Huizenga

FOR, except withheld vote for the following nominee(s):


---------------------------------------------------------------------------

2.   To approve theglobe.com, inc.'s 2000 Stock Option Plan.

           FOR       AGAINST     ABSTAIN
           [  ]        [  ]        [  ]


3. Upon any and all other business that may properly come before the Annual Meeting.

     This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE ___________________________________________DATED__________, 2000

SIGNATURE ___________________________________________DATED__________, 2000

     NOTE: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY
PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PARTNER.

PROXY                                                                 PROXY

                             THEGLOBE.COM, INC.

              (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

     The undersigned holder of common stock of theglobe.com, inc., revoking all proxies previously given, hereby constitutes and appoints Todd V. Krizelman and Stephan J. Paternot, and each of them Proxies, with full power of substitution and re-substitution, on behalf and in the name of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of theglobe.com, inc., to be held at the New York Hotel Pennsylvania, 401 7th Avenue, New York, New York 10001, Tuesday, June 6, 2000, at 8:30 a.m., local time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies previously given.

     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2.

         PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE